UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2000

HUNGRY MINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-24617	04-3078409
(Commission File Number)	(IRS Employer Identification Number)

909 Third Avenue
New York, New York   10022
(Address of principal executive offices including zip code)

(212) 884-5000
(Registrant's telephone number, including area code)

IDG Books Worldwide, Inc.
(Former name, if changed since last report)

919 East Hillsdale Blvd., Suite 400
Foster City, California   94404
(Former address, if changed since last report)

Item 5. Other Events

On November 13, 2000, Hungry Minds, Inc. (the "Company") announced, in the form of a press release, that it has changed its name from IDG Books Worldwide, Inc. to Hungry Minds, Inc. As Hungry Minds, Inc., the Company's common stock will trade on NASDAQ under the symbol HMIN. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Financial Statements:

None.

Exhibits:

Exhibit Number	Description
99.1	Press release of Hungry Minds, Inc. dated November 13, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGRY MINDS, INC.

Date: November 15, 2000

By:	/s/ John Harris

John M. Harris
Senior Vice President and Chief Financial Officer